SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 23, 2003

Date of Report (Date of earliest event reported)

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas 66612

(Address of principal executive offices)

(785) 575-6300

(Registrant’s telephone number, including area code)

WESTAR ENERGY, INC.

Item 5.	Other Events

On December 23, 2003, we announced that we have entered into a definitive agreement to sell our approximately 88% equity interest Protection One, Inc. and to transfer our rights and obligations as the lender under Protection One’s credit facility to POI Acquisition, L.L.C. A copy of our press release regarding this transaction, dated December 23, 2003, is attached hereto. Also attached hereto is a copy of the Purchase Agreement, dated as of December 23, 2003, between POI Acquisition, L.L.C, Westar Industries, Inc. and Westar Energy, Inc.

Item 7.	Financial Statements and Exhibits

(c)  Exhibits

Exhibit 99.1 –	Press Release dated December 23, 2003.

Exhibit 99.2 –	Purchase Agreement, dated as of December 23, 2003, between POI Acquisition, L.L.C, Westar Industries, Inc. and Westar Energy, Inc.

The information contained in this report is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date: December 23, 2003	By	/S/ MARK A. RUELLE
Mark A. Ruelle, Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated December 23, 2003

99.2	Purchase Agreement, dated as of December 23, 2003, between POI Acquisition, L.L.C, Westar Industries, Inc. and Westar Energy, Inc.